    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 2000.
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                 82 RUNNING HILL ROAD                 04-3363001
    (State of             SOUTH PORTLAND, MAINE 04106           (I.R.S. Employer
  Incorporation)   (Address of principal executive offices)      Identification
                                  (Zip Code)                         Number)

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                             2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                              Daniel E. Boxer, Esq.
                   Fairchild Semiconductor International, Inc.
                              82 Running Hill Road
                           South Portland, Maine 04106
                     (Name and address of agent for service)
                                 (207) 775-8100
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
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

===============================================================================================================================
                                                                                                                   Amount of
   Title of securities to be   Amount to be            Proposed maximum offering    Proposed maximum aggregate     registration
   registered                  registered (1) (2)      price per share (3)          offering price (3)             fee
-------------------------------------------------------------------------------------------------------------------------------

   Class A Common Stock,
   par value $.01 per share     1,304,959 shares               $38.38                    $50,084,326                $13,222.26
===============================================================================================================================


(1) Plus such additional number of shares as may be issued pursuant to the Plan in respect of the shares registered by this registration statement in the event of a stock dividend, stock split, recapitalization or other similar change in the Class A Common Stock.

(2) In accordance with General Instruction E to Form S-8, a filing fee is being paid only with respect to the 1,304,959 securities being registered pursuant to this registration statement. 3,873,664 shares of the registrant's Class A Common Stock to be issued and sold pursuant to the above-referenced plan were previously registered on June 29, 2000 and the registration fee with respect to those securities has previously been paid.

(3) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933 on the basis of $38.38 per share, the average of the high and low selling prices for shares of the registered securities on the New York Stock Exchange on August 17, 2000.

REGISTRATION OF ADDITIONAL SECURITIES


     In accordance with General Instruction E to Form S-8, this registration statement is being filed to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. On June 29, 2000, the registrant filed a registration statement on Form S-8 (S.E.C. File No. 333-40416) to register 3,873,664 shares of its Class A Common Stock, which shares are to be issued by the registrant under the terms of the Fairchild Semiconductor International, Inc. 2000 Stock Option Plan. That registration statement is effective. This registration statement is being filed to register 1,304,959 additional shares of the registrant's Class A Common Stock, which shares are to be issued under the same stock option plan. Accordingly, this registration statement consists only of the facing page of the registration statement, this paragraph, the signature page, an opinion of counsel and required consents. The contents of the earlier registration statement on Form S-8 (S.E.C. File No. 333-40416), filed June 29, 2000, are incorporated in this registration statement by reference.

                                   SIGNATURES

     The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on August 24, 2000.

                                     FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

                                     By: /s/ Daniel E. Boxer
                                        ----------------------------------------
                                        Daniel E. Boxer
                                        Executive Vice President and
                                        General Counsel


                                POWER OF ATTORNEY

     KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, except David A. Henry, constitutes and appoints Daniel E. Boxer and Matthew W. Towse, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                          TITLE                                    DATE
         ---------                          -----                                    ----

                                Chairman, President and
/s/ Kirk P. Pond                Chief Executive Officer, and Director           August 24, 2000
---------------------------     (principal executive officer)
Kirk P. Pond

                                Executive Vice President and Chief
/s/ Joseph R. Martin            Financial Officer, and Director                 August 24, 2000
---------------------------     (principal executive officer)
Joseph R. Martin


/s/ David A. Henry              Vice President, Controller                      August 24, 2000
---------------------------     (principal executive officer)
David A. Henry


/s/ William N. Stout
---------------------------     Director                                        August 24, 2000
William N. Stout


                                Director
---------------------------
Richard M. Cashin, Jr.




         SIGNATURE                          TITLE                                    DATE
         ---------                          -----                                    ----

/s/ Paul C. Schorr IV           Director                                        August 24, 2000
---------------------------
Paul C. Schorr IV

/s/ Ronald W. Shelly
---------------------------     Director                                        August 24, 2000
Ronald W. Shelly


